UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

Black Stallion Oil and Gas Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-180230	990373017
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 W. 5th Street, 26th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 213-223-2071

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective August 17, 2015, we issued 1,100,000 shares of common stock to one (1) non U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to the terms of a Lease Assignment Agreement between our company and West Bakken Energy Holdings, Ltd. which was originally entered into on February 23, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STALLION OIL AND GAS INC.

Date: August 17, 2015	By	/s/ George Drazenovic
George Drazenovic President and Director